Exhibit 10.10

EMPLOYEE AND DIRECTOR

INCENTIVE RESTRICTED SHARE PLAN

OF

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

FORM OF RESTRICTED SHARE AWARD AGREEMENT

THIS RESTRICTED SHARE AWARD AGREEMENT (this “Agreement”) is entered into on _________ (the “Grant Date”), by and between INLAND RESIDENTIAL PROPERTIES TRUST, INC., a Maryland corporation (the “Company”), and _______ (the “Director”) under and pursuant to the Company’s Employee and Director Incentive Restricted Share Plan (the “Plan”).  Unless otherwise noted, capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan.

The parties hereto agree as follows:

1.Award of Stock.  In consideration of the services rendered by the Director as a non-employee member of the Board, the Company hereby grants to the Director 219.20 shares (the “Restricted Shares”) of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”), as contemplated by and in accordance with Section 6.1 of the Plan, pursuant and subject to the terms and conditions set forth in this Agreement and described in the Plan, which are incorporated by reference into this Agreement as if reproduced herein, including without limitation the terms and conditions of Section 5 of the Plan.

2.Acknowledgments by the Director.  The Director acknowledges that the Restricted Shares have been granted in reliance upon the following representations, warranties, and agreements of the Director, each of which is true on the date hereof.

(a)

The Director acknowledges that once the Restricted Shares have been issued to the Director, the Restricted Shares may not be subsequently transferred or sold by the Director except in compliance with this Agreement and the registration requirements of federal and state securities laws or exemptions therefrom.

(b)

The Director acknowledges that an investment in the Common Stock is subject to significant risk, including the risks described, from time to time, in the Company’s prospectus, annual reports on Form 10-K and quarterly reports on Form 10-Q.  The Director represents and warrants that the Director has such knowledge and expertise in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Common Stock and the ability to bear the economic risk of the investment.

(c)	The Director acknowledges that the Director has received and has had an opportunity to review a copy of the Plan, and the Director agrees to be bound by all the terms and conditions thereof.

Exhibit 10.10

(d)

The Director represents and warrants that the Director has had the opportunity to ask questions of the Company concerning its business, the Plan and the Restricted Shares and to obtain any information which the Director considers necessary to verify the accuracy of or to amplify upon the Company’s disclosures and that all questions which have been asked have been answered by the Company to the Director’s satisfaction.

(e)

The Director represents and warrants that the Director understands and agrees that the Plan is incorporated in this Agreement by reference and is made a part of this Agreement as if fully set forth in this Agreement.

3.Restrictions.  Except as provided in this Agreement or the Plan, the Director may not sell, transfer, hypothecate, pledge, or assign any Restricted Shares which have not vested or any rights or interest therein, including without limitation any rights under this Agreement.

4.Vesting, Forfeiture and Expiration.

(a)

Except as may otherwise be provided in paragraph (b) of this Section 4, the Restricted Shares shall become vested in equal installments of 33-1/3% of the total Restricted Shares on each of the first three anniversaries of the Grant Date, subject to the Director’s continued service to the Company; provided that 100% of any then unvested Restricted Shares shall become fully vested upon the Company’s consummation of a Listing or an Investment Liquidity Event.

(b)

Except as may otherwise be provided in the Plan, any Restricted Shares that have not yet vested shall be forfeited and redeemed by the Company, without any further action on the part of the Company or the Director, immediately when the Director ceases to be a member of the Board for any reason.  The Director, by his or her acceptance of the Restricted Shares, hereby irrevocably grants to the Company a power of attorney to transfer any shares so forfeited to the Company.  Upon the occurrence of any forfeiture of Restricted Shares, the Director shall immediately take all actions necessary to permit the Company to redeem any forfeited Restricted Shares, including the execution of any documents requested by the Company in connection with such forfeiture and transfer, and such provisions regarding transfers of forfeited shares of Common Stock shall be specifically performable by the Company in a court of equity or law.

5.Custody of Certificates.  To the extent the Restricted Shares are certificated, the stock certificates evidencing the Restricted Shares shall be held in the custody of the Company for the benefit of the Director until the Restricted Shares have vested and all other restrictions, if any, have lapsed or have otherwise been lifted.  To the extent the Restricted Shares are certificated, the certificates representing the Restricted Shares shall have endorsed thereon the following legend:

Exhibit 10.10

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Employee and Director Incentive Restricted Share Plan of Inland Residential Properties Trust, Inc. (as amended from time to time, the “Plan”), and an Award Agreement entered into between the registered owner and the Company (as amended from time to time, the “Agreement”). Copies of the Plan and the Agreement are on file at the principal office of the Company.”

Notwithstanding the foregoing, in no event shall the Company be obligated to issue a certificate representing the Restricted Shares.

6.Shareholder Rights.  With respect to any Restricted Shares not previously forfeited, the Director may exercise all of the rights of a stockholder of the Company, including the right to vote and receive dividends on the Restricted Shares.

7.Tax Withholding.  To the extent applicable, the Director shall be subject to the provisions of Section 13 of the Plan with respect to any withholding or other tax obligations in connection with the grant or vesting of the Restricted Shares or otherwise in connection with this Agreement.

8.Special Tax Election.  The Director is permitted to make a timely election under Section 83(b) of the Code (a “Section 83(b) Election”) to include in gross income for federal income tax purposes in the year of issuance the fair market value of all or a portion of such Restricted Shares, in which case the Director shall be solely responsible for any foreign, federal, state, provincial or local taxes the Director incurs in connection with such election.  The Director further acknowledges that any such election must be filed within thirty (30) days after the date of this Agreement.  THE DIRECTOR SHOULD CONSULT WITH THE DIRECTOR’S TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES OF ACQUIRING THE RESTRICTED SHARES AND THE ADVANTAGES AND DISADVANTAGES OF FILING THE SECTION 83(b) ELECTION.  THE DIRECTOR ACKNOWLEDGES THAT IT IS THE DIRECTOR’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY SECTION 83(b) ELECTION, EVEN IF THE DIRECTOR REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE DIRECTOR’S BEHALF. The Director agrees that if he or she makes a Section 83(b) Election with regard to the Restricted Shares, the Director will so notify the Company in writing at the time the Director makes a timely election and provide a copy thereof to the Company, so as to enable the Company to timely comply with any applicable governmental reporting requirements and any required withholding obligations.  The Company shall have the right to take any action as may be necessary or appropriate to satisfy any required federal, state or local tax withholding obligations.

9.No Right to Continued Service.  Nothing in this Agreement shall be deemed or construed to confer upon the Director any right with respect to continuance of service to the Company for any period of time nor shall it interfere in any way with any right of the Company to terminate the Director’s service.

Exhibit 10.10

10.Effect of Certain Changes.  In the event of any merger, reorganization, consolidation, recapitalization, share dividend, share split, combination of shares or other change in corporate structure of the Company affecting the Common Stock, the number of Restricted Shares which are granted shall be appropriately adjusted, as determined by the Company, to give proper effect to these changes on or after the date hereof.  All adjustments made by the Company in good faith shall be final, conclusive and binding on the Director.

11.Valid Agreement.  If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provisions to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

12.Entire Agreement.  This Agreement, including without limitation all of the terms and conditions incorporated herein by reference, (a) constitute the entire agreement between the Company and the Director regarding the subject matter of this Agreement and (b) supersede and replace all correspondence, understandings and communications between the parties hereto with regard to the Restricted Shares, which, if claimed or believed by any person to exist, shall be disregarded and shall not be relied upon for any purpose.  No modification or amendment of any of the terms of this Agreement shall be valid if not made in writing and no such writing shall be binding on the Company if not signed by the Company.

13.Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland, without giving effect to its conflicts of law principles.

14.Conflicts.  In the event of any conflict between the provisions of the Plan as in effect on the Grant Date (including without limitation any term or condition of a restricted share award as described in the Plan, assuming no action providing for a different term or condition of a particular award has been taken by the Board pursuant to the Plan) and the provisions of this Agreement, the provisions of the Plan shall control but only to the extent necessary to resolve the conflict.  To the extent this Agreement is silent with respect to a term or condition of a restricted share award as described in the Plan, the provisions of the Plan shall control, and such terms and conditions are deemed to be incorporated by reference into this Agreement as if they were reproduced herein.  The parties understand, intend and agree that this Agreement shall be interpreted so that the Restricted Shares and the grant thereof contemplated by this Agreement will not be subject to Section 409A of the Code.

15.Binding Effect.  Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Director and the successors of the Company.

16.Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same agreement.  One or more counterparts of this Agreement may be delivered by facsimile or scanned electronic transmission, with the intention that they shall have the same effect as an original counterpart hereof.

Exhibit 10.10

17.Waiver of Jury Trial; Forum; Class Action Waiver.  Each party to this Agreement, for itself and its affiliates, hereby irrevocably and unconditionally waives to the fullest extent permitted by applicable law all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to the actions of the parties hereto or their respective affiliates pursuant to THE PLAN OR this Agreement or in the negotiation, administration, performance or enforcement of THE PLAN OR this Agreement.  Each party to this agreement irrevocably and unconditionally submits to and accepts the exclusive jurisdiction of the courts of the State of Illinois located in the county of dupage, for any action, suit, or proceeding arising out of or based upon the plan or this agreement or any matter relating to the plan or this agreement, and waives any objection that it may have to the laying of venue in any such court or that such court is an inconvenient forum or does not have personal jurisdiction over it.  all claims and disputes arising out of, or relating in any way to, this Plan or any Award must be pursued on an individual basis only, and THE DIRECTOR waives his or her right to commence, or be a party to, any class or collective claims or to bring jointly any claim against THE BOARD or the Company or ITS Affiliates OR any of their respective directors, officers, owners, or employees.

[Signature page follows]

Exhibit 10.10

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized corporate officer, and the Director has duly executed this Agreement, all effective as of the date and year first above written.

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

By:

Name:

Its:

ACKNOWLEDGED AND AGREED:

DIRECTOR

By:

Name: